Prudential Jennison Blend Fund, Inc.
Semi-Annual period ending 2/28/15
File No. 811-03336

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios 7, which is comprised of the Prudential Jennison Value Fund (the "Fund"), approved the following proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;


                   SHARES VOTED    % OF VOTED    % OF TOTAL

FOR              19,909,089.554     97.460%        62.414%
WITHHELD            518,933.785      2.540%         1.626%

 (b) Kevin J. Bannon;

                   SHARES VOTED     % OF VOTED    % OF TOTAL

FOR               19,908,225.275     97.456%      62.411%
WITHHELD             519,798.064      2.544%       1.629%

(c) Linda W. Bynoe;

                   SHARES VOTED     % OF VOTED      % OF TOTAL
FOR               19,898,701.069      97.409%        62.381%
WITHHELD             529,322.270       2.591%         1.659%

(d) Keith F. Hartstein;

                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR               19,913,368.536     97.481%        62.427%
WITHHELD             514,654.803      2.519%         1.613%

(e) Michael S. Hyland;


                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR              19,893,273.757      97.383%         62.364%
WITHHELD            534,749.582       2.617%          1.676%

(f) Stephen P. Munn;

                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR          19,900,202.927          97.417%        62.386%
WITHHELD        527,820.412           2.583%         1.654%

(g) James E. Quinn;

                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR               19,901,936.505      97.460%        62.414%
WITHHELD             526,086.834       2.575%         1.649%

(h) Richard A. Redeker;


                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR               19,908,529.982      97.457%        62.412%
WITHHELD             519,493.357       2.543%         1.628%

(i) Stephen G. Stoneburn;

                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR               19,923,427.051      97.530%        62.459%
WITHHELD             504,596.288       2.470%         1.581%

(j) Stuart S. Parker;

                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR              19,906,869.643       97.449%        62.407%
WITHHELD            521,153.696        2.551%         1.633%

(k) Scott E. Benjamin; and

                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR               19,889,074.665     97.362%         62.351%
WITHHELD             538,948.674      2.638%          1.689%

(l) Grace C. Torres.

                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR               19,918,103.434      97.504%        62.442%
WITHHELD             509,919.905       2.496%         1.598%

The special meeting of shareholders of the Fund held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, and February 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on February 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                   SHARES VOTED     % OF VOTED      % OF TOTAL

FOR                5,554,723.048    27.086%          17.413%
AGAINST              433,886.614     2.116%           1.360%
ABSTAIN              277,161.103     1.351%           0.869%
BROKER NON-VOTE   14,242,603.008    69.447%          44.650%

TOTAL             20,508,373.773   100.000%          64.292%

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                   SHARES VOTED     % OF VOTED    % OF TOTAL


FOR               4,775,325.465      23.285%       14.970%
AGAINST           1,197,470.044       5.839%        3.754%
ABSTAIN             292,975.006       1.429%        0.918%
BROKER NON-VOTE  14,242,603.008      69.447%       44.650%

TOTAL            20,508,373.773     100.000%       64.292%